Filed Pursuant to Rule 424(b)(5)
Registration Number 333-231121

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, no par value	14,181,882	$56.41	$799,999,964	$103,840

(1)	The registration fee is calculated in accordance with Rule 457(r) of the U.S. Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 30, 2019)

14,181,882 Shares

Edison International

Common Stock

We are offering 14,181,882 shares of our common stock, no par value, to certain institutional and accredited investors at a purchase price equal to $56.41 per share (the “offering”).

We intend to use the net proceeds from the offering to partially or fully repay a borrowing under our term loan agreement and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Our common stock is listed and trades on the New York Stock Exchange (“NYSE”) under the symbol “EIX.” On May 12, 2020, the closing price of our common stock on the NYSE was $56.41 per share.

You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein carefully before deciding to invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors included in our Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged Moelis & Company LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Barclays Capital Inc. as our placement agents (the “placement agents”), and BofA Securities, Inc., Mizuho Securities USA LLC and Wells Fargo Securities LLC as our advisors (the “advisors”), in connection with the offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agents and our advisors the fees set forth in the table below. See “Plan of Distribution (Conflicts of Interest)” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

	Per share	Total
Public offering price	$56.41	$799,999,964
Placement agent and advisory fees(1)	$0.99	$14,000,000
Proceeds to us (before expenses)	$55.42	$785,999,964

(1)

In addition, we have agreed to pay certain expenses of the placement agents. See “Plan of Distribution (Conflicts of Interest)” beginning on page S-10 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agents and the advisors.

Delivery of the shares of our common stock being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about May 15, 2020, subject to satisfaction of customary closing conditions.

Placement Agents

Moelis & Company	Citigroup	J.P. Morgan	Barclays

Advisors

BofA Securities	Mizuho Securities	Wells Fargo Securities

The date of this prospectus supplement is May 13, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the placement agents and our advisors have not, authorized anyone to provide you with any other information, and we, the placement agents and our advisors take no responsibility for any other information that others may provide you. Neither we, the placement agents nor our advisors are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and certain other matters about us and our financial condition. The second part, the accompanying prospectus, provides general information about our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you to in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Edison International,” “we,” “us,” and “our” mean Edison International, a California corporation and references to “SCE” mean Southern California Edison Company, a California corporation and our wholly owned subsidiary.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

In any Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Regulation.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make any offer in that Relevant State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.

For the purposes of this provision, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons (i) who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and the accompanying base prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, prospectus and the documents they incorporate by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statements that do not directly relate to a historical or current fact. Other information distributed by us that is incorporated in this prospectus supplement or in the accompanying prospectus, or that refers to or incorporates this prospectus supplement or the accompanying prospectus, may also contain forward-looking statements. In this prospectus supplement, in the accompanying prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us and our subsidiaries, include, but are not limited to:

•

the ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities, costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred to implement SCE’s new customer service system and costs incurred as a result of the COVID-19 pandemic;

•	the ability of SCE to implement its wildfire mitigation plan, including effectively implementing Public Safety Power Shut-Offs when appropriate;

•

our ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE’s nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•

risks associated with California Assembly Bill 1054, executed by the Governor of California on July 12, 2019 (“AB 1054”) effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including SCE’s ability to maintain a valid safety certification, SCE’s ability to recover uninsured wildfire-related costs from the Wildfire Insurance Fund, the longevity of the Wildfire Insurance Fund, and the California Public Utilities Commission’s (“CPUC”) interpretation of and actions under AB 1054, including their interpretation of the new prudency standard established under AB 1054;

•

decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other regulatory and legislative authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and mudslide-related costs, issuance of SCE’s wildfire safety certification, wildfire mitigation efforts, and delays in regulatory and legislative actions;

•	our or SCE’s ability to borrow funds and access bank and capital markets on reasonable terms;

•

risks associated with the decommissioning of the San Onofre Nuclear Generating Station, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•

pandemics, such as COVID-19, and other events that cause regional, statewide, national or global disruption, which could impact, among other things, our and SCE’s business, operations, cash flows, liquidity and/or financial results;

•

extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•

physical security of our and SCE’s critical assets and personnel and the cybersecurity of our and SCE’s critical information technology systems for grid control, and business, employee and customer data;

•

risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators, which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses and Electric Service Providers;

•

risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the California Independent System Operator’s transmission plans, and governmental approvals;

•

risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;

•	actions by credit rating agencies to downgrade our or SCE’s credit ratings or to place those ratings on negative watch or outlook;

•

changes in tax laws and regulations, at both the state and federal levels, or changes in the application of those laws, that could affect recorded deferred tax assets and liabilities and effective tax rate;

•	changes in future taxable income, or changes in tax law, that would limit our and SCE’s realization of expected net operating loss and tax credit carryover benefits prior to expiration;

•	changes in the fair value of investments and other assets;

•	changes in interest rates and rates of inflation, including escalation rates (which may be adjusted by public utility regulators);

•

governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, California Independent System Operator, Western Electricity Council, and similar regulatory bodies in adjoining regions, and changes in California’s environmental priorities that lessen the importance the state places on greenhouse gas reduction;

•

the availability and creditworthiness of counterparties and the resulting effects on liquidity in the power and fuel markets and/or the ability of counterparties to pay amounts owed in excess of collateral provided in support of their obligations;

•	the cost and availability of labor, equipment and materials;

•	the potential for penalties or disallowance for non-compliance with applicable laws and regulations;

•

the cost of fuel for generating facilities and related transportation, which could be impacted by, among other things, disruption of natural gas storage facilities, to the extent not recovered through regulated rate cost escalation provisions or balancing accounts; and

•	our ability to develop competitive businesses, manage new business risks, and recover and earn a return on its investment in newly developed or acquired businesses.

Additional information about risks and uncertainties that could cause results to differ from those currently expected or that otherwise could impact us, including more detail about the factors described above, is included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to that date. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements.

SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement.

Edison International

Edison International is the parent holding company of SCE. SCE is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California. Edison International also owns or holds interests in companies that are competitive businesses engaged in providing energy services to commercial and industrial customers. Based in Rosemead, California, Edison International was incorporated in California in 1987.

The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.

The foregoing information about Edison International is only a general summary and is not intended to be comprehensive. For additional information about Edison International, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus supplement.

The Offering

Issuer	Edison International, a California corporation.

Securities offered hereby	14,181,882 shares of common stock.

Shares to be outstanding after the offering	377,941,475 shares of common stock (based on 363,759,593 shares of common stock outstanding as of the close of business on May 8, 2020.

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of the shares of our common stock to partially or fully repay a borrowing under our term loan agreement and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Listing	Our common stock is listed on the NYSE under the symbol “EIX.”

Transfer Agent and Registrar for our Common Stock	Equiniti Trust Company.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Conflicts of Interest	We intend to use the net proceeds from the issuance and sale of the shares of our common stock to partially or fully repay a borrowing under our term loan agreement. See “Use of Proceeds.” Certain lenders under the term loan agreement are affiliates of certain of the placement agents and certain of our advisors and will receive a portion of the proceeds of this offering. Because certain of the placement agents, certain of our advisors, or their affiliates, will receive more than 5% of the net proceeds of the offering, a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. is deemed to exist. Accordingly, the offering will conform with the requirements addressing conflicts of interest set forth in Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

RISK FACTORS

Investing in our common stock involves risk. You should be aware of and carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus). New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should also read and consider all of the other information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether or not to purchase any of the offered shares of our common stock. See “Forward-Looking Statements” and “Where You Can Find More Information” in this prospectus supplement.

There may be future sales or other dilution of our equity, which may materially adversely affect the market price for shares of our common stock.

We are generally not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any substantially similar securities. In May 2019, we executed several distribution agreements with certain sales agents to establish an at-the-market (“ATM”) program under which we may sell shares of our common stock having an aggregate sales price of up to $1.5 billion. As of March 31, 2020, shares of common stock having an aggregate offering price of $1.3 billion remained available to be sold under the ATM program. The market price for shares of our common stock could materially decline as a result of sales of shares of common stock or similar securities in the market made after such offering or the perception that such sales could occur.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends or increase our dividends on shares of our common stock in the future.

Holders of shares of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such purpose. We have a history of paying dividends to our shareholders when sufficient cash is available. However, future cash dividends will depend on a number of factors, including our cash requirements and the ability of our subsidiaries to pay dividends, make other distributions and repay funds owed from time to time to us. There can be no assurance that we will continue to pay dividends or increase our dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

We may be unable to meet our ongoing and future financial obligations if our subsidiaries are unable to pay dividends to us.

Our ability to meet our financial obligations is primarily dependent on the earnings and cash flows of our subsidiaries and their ability to pay dividends, make other distributions or repay funds owed from time to time to us. Prior to funding Edison International, our subsidiaries have financial and regulatory obligations that must be satisfied, including, among others, debt service and preferred stock dividends. The CPUC also regulates SCE’s capital structure and limits the dividends it may pay to us.

USE OF PROCEEDS

The net proceeds from the offering are estimated to be $784,999,964, after deducting placement agent and advisory fees in the amount of $14 million and other estimated expenses of $1,000,000 payable by us. We intend to use the net proceeds from the offering to partially or fully repay a borrowing under our term loan agreement and the remainder for general corporate purposes. The term loan borrowing has an interest rate of 2.179%. Certain lenders under the term loan agreement are affiliates of certain of the placement agents and certain of our advisors. These lenders will receive a portion of the net proceeds we receive from the offering based on the amount of the loans they have extended under the term loan agreement. As a result, any such placement agent, advisor or their respective affiliates are expected to receive a portion of the proceeds of this offering.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020 on an actual basis and on an as adjusted basis to reflect the issuance of the common stock being offered hereby, assuming net proceeds of approximately $784,999,964, after deducting placement agent and advisory fees and other expenses payable by us. The following table does not reflect the further use of the proceeds from the offering. The information set forth in the table below is reported on a consolidated basis, is only a summary and is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	As of March 31, 2020
	Actual	As Adjusted
	(in millions)
Total long-term debt (less current maturities)	$19,125	$19,125
Total equity	$15,544	$16,329

Total capitalization	$34,669	$35,454

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We engaged the placement agents to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. The placement agents are not purchasing or selling any such shares, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use their “reasonable best efforts” to arrange for the sale of such shares by us. The offering is subject to market conditions and negotiations between us, the placement agents and certain prospective investors. The placement agents had and will have no authority to bind us by virtue of the agreement entered into between us and the placement agents in connection with the offering. We have entered into common stock purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in the offering. We will only sell to investors who have entered into a common stock purchase agreement.

In addition, we have also engaged the advisors as our financial advisors in connection with the offering. The advisors are not purchasing or selling any shares, nor are they required to arrange for the purchase and sale of any shares. The advisors had and will have no authority to bind us by virtue of their engagement letters.

We have agreed to indemnify the placement agents and our advisors against specified liabilities relating to or arising out of their activities in connection with the offering.

Delivery of the shares of common stock offered hereby is expected to take place on or about May 15, 2020, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agents and our advisors fees equal to $14 million in the aggregate. The following table shows the per share and total cash fees we will pay to the placement agents and our advisors in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares offered hereby.

	Per share	Total
Public offering price	$56.41	$799,999,964
Placement agent and advisor fees(1)	$0.99	$14,000,000
Proceeds to us (before expenses)	$55.42	$785,999,964

(1)	In addition, we have agreed to pay the reasonable and documented fees and expenses of counsel to the placement agents.

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any fee received by them might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agents will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agents. Under these rules and regulations, the placement agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Conflicts of Interest

We intend to use the net proceeds from the offering to partially or fully repay a borrowing under our term loan agreement. See “Use of Proceeds.” Certain lenders under the term loan agreement are affiliates of certain of the placement agents and certain of our advisors and will receive a portion of the proceeds of this offering. Because certain of the placement agents, certain of our advisors, or their affiliates, will receive more than 5% of the net proceeds of the offering, a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. is deemed to exist. Accordingly, the offering will conform with the requirements addressing conflicts of interest set forth in Rule 5121. Additionally, client accounts over which those certain placement agents, advisors or their affiliates has investment discretion are not permitted to purchase the shares, either directly or indirectly, without the specific written approval of the accountholder.

From time to time, the placement agents have provided and may provide in the future various financial advisory, investment banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

LEGAL MATTERS

Michael A. Henry, our Assistant General Counsel, will pass upon the legality of the common stock offered by this prospectus supplement for us. Certain other legal matters in connection with the offering will be passed upon by Munger, Tolles & Olson LLP. Certain legal matters will be passed upon for the placement agents by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Mr. Henry is a salaried employee of SCE and earns stock-based compensation based on Edison International’s common stock. Additionally, he may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.edison.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement. Our filings are also available to the public through the SEC’s website at www.sec.gov.

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the earlier information. This prospectus supplement incorporates by reference the documents listed below that we have previously filed or may file in the future with the SEC. These documents, which contain important information about Edison International, include the following:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed February 27, 2020;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed April 30, 2020;

•	our Current Reports on Form 8-K filed on March 24, 2020, April 3, 2020, April 24, 2020 and May 13, 2020; and

•

all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the end of the offering described in this prospectus supplement are incorporated by reference herein, other than information furnished to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International

2244 Walnut Grove Avenue

P.O. Box 976

Rosemead, California 91770

Attention: Corporate Governance

Telephone: (626) 302-4008

PROSPECTUS

EDISON INTERNATIONAL

Common Stock

We may issue, offer and sell an indeterminate amount of common stock, no par value, from time to time in one or more offerings. This prospectus describes some of the general terms that may apply to an offering of our common stock.

Each time common stock is sold, a supplement to this prospectus that contains specific information about the offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement for the specific offering before you invest in any of our common stock.

The common stock may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names and compensation of any underwriters, dealers or agents involved in the sale of the common stock.

You should read this prospectus, any applicable prospectus supplement and any incorporated documents carefully before you invest in our common stock. This prospectus is not an offer to sell our common stock, and it is not soliciting an offer to buy our common stock, in any state or other jurisdiction where the offer or sale is not permitted.

Our common stock is listed on The New York Stock Exchange under the symbol “EIX.”

Our address is 2244 Walnut Grove Ave. (P.O. Box 976), Rosemead, California 91770 and our telephone number is 626-302-2222.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and the risk factors included in the applicable prospectus supplement and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 30, 2019

ABOUT THIS PROSPECTUS

This prospectus is provided by Edison International which is sometimes referred to in this prospectus by the terms “we,” “us” and “our.”

This prospectus is part of an automatic “shelf” registration statement filed with the United States Securities and Exchange Commission (“SEC”). We may sell the common stock described in this prospectus from time to time in one or more offerings under this shelf registration statement. This prospectus only provides you with a general description of the common stock that we may offer. Each time we sell common stock, we will provide a supplement to this prospectus that contains specific information about the terms of the offering or program. The supplement may also add, delete, update or change information contained in this prospectus. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any applicable free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers, or any earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. In this prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated or otherwise could impact us and the value of our common stock. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us or the value of our common stock, are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.

We urge you to read this entire prospectus, including any prospectus supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements. You should review future reports we file with the SEC.

EDISON INTERNATIONAL

Edison International is the parent holding company of Southern California Edison Company and Edison Energy Group. Southern California Edison Company is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California. Edison Energy Group is a holding company for subsidiaries engaged in pursuing competitive business opportunities across energy services and managed portfolio solutions to commercial and industrial customers. Edison Energy Group’s business activities are currently not material to report as a separate business segment. Based in Rosemead, California, Edison International was incorporated in California in 1987.

The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered common stock to be used for general corporate purposes.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, applicable law, our Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Articles of Incorporation, we have authority to issue 800,000,000 shares of common stock, no par value. As of April 26, 2019, there were 325,811,206 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

Dividend Rights

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

Rights Upon Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.

Voting Rights

Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Other Rights

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock. Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EIX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION

We may sell the common stock registered pursuant to this prospectus in one or more of the following ways from time to time:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through agents or dealers, may sell, and any underwriters may resell, our common stock in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our common stock may be sold; or

•	in negotiated transactions.

We will name any underwriter, dealer or agent involved in the offer and sale of common stock in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we will receive from the sale of our common stock, any compensation we will pay to underwriters, dealers or agents in connection with such offering of our common stock, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our common stock will be listed.

Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We may grant underwriters who participate in the distribution of the common stock we are registering pursuant to this prospectus an option to purchase additional shares in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

To facilitate a securities offering, certain persons participating in the offering may engage in sales in excess of the offering size, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”). These activities, which may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock include:

•

sales in excess of the offering size that create a short position, which the persons participating in the offering may close out by exercising any option they receive to purchase additional shares of our common stock or by purchasing shares in the open market;

•	stabilizing transactions that permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum;

•	short covering positions involving purchases of securities in the open market after the distribution is completed to cover short positions; and

•

penalty bids permitting the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

The applicable prospectus supplement will describe any such activities. Should any of these activities be undertaken, they may be discontinued at any time.

VALIDITY OF THE SECURITIES

The validity of the common stock offered by this prospectus will be passed upon for Edison International by Barbara E. Mathews, its Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

Ms. Mathews is a salaried employee of Southern California Edison Company and earns stock-based compensation based on Edison International’s common stock. Additionally, she may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.edison.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. You may obtain the full registration statement from the SEC or us, as indicated below. We filed the indenture and other documents establishing the terms of the offered debt securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the SEC. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

•	Our Current Reports on Form 8-K filed on March 1, 2019 (only with respect to Item 5.02), March 14, 2019 (only with respect to Item 8.01), March 20, 2019, and April 26, 2019.

•

All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the common stock described in this prospectus are incorporated by reference herein, other than information furnished to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International

2244 Walnut Grove Avenue

P.O. Box 976

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

14,181,882 Shares

Edison International

Common Stock

PROSPECTUS SUPPLEMENT

May 13, 2020

(To Prospectus dated April 30, 2019)

Placement Agents

Moelis & Company	Citigroup	J.P. Morgan	Barclays

Advisors

BofA Securities	Mizuho Securities	Wells Fargo Securities